                                                                     Exhibit 3.3

                 STATE COMMITTEE FOR CO-OPERATION AND INVESTMENT

                               INVESTMENT LICENCE

                                   No : 140/GP
                         Date of issuance : 5 March 1991

STATE COMMITEE
     FOR                                        SOCIALIST REPUBLIC OF VIETNAM
COOPERATION AND                               Independence - Freedom - Happiness
 INVESTMENT

                                                       Hanoi, the 5th March 1991

                                    CHAIRMAN
                                       OF
                THE STATE COMMITEE FOR COOPERATION AND INVESTMENT

- Pursuant to the Law on Foreign Investment in Vietnam passed by the National
Assambly of the Socialist Republic of Vietnam on the 29th of December 1987 and
the Law on Amendment and Addition of a Number of Articles of the Law on Foreign
Investment in Vietnam passed by the National Assambly of the Socialist Republic of Vietnam on the 30th of June 1990

- Pursuant to the Decree No. 31-HDBT dated on the 25th of March1989 of the
Council of Ministers regulating the obligations and rights and organizational chart of the State Commitee for Co-operation and Investment ;

- Considering the Application and documents submitted on the 13th of July 1990 by Mineral Development Company Ltd. (MIDECO), Bong Mieu Gold Mining Enterprise
and Covictory Investment Ltd. (CIL) of Australia for establishment of a Joint
Venture Company for gold mining at Bong Mieu;

                                     DECIDES

Article I.

To Permit the two sides, namely:

Vietnamese side :MINERAL DEVELOPMENT COMPANY Ltd (MIDECO) belonging to the
Ministry of Heavy Industry and BONG MIEU MINING ENTERPRISE belonging to the
People's Commitee of Quang nam - Da Nang Province, which is represented by
MINERAL DEVELOPMENT COMPANY Ltd- (MIDECO) having the headquarters at 6 Pham Ngu
Lao Street, Hanoi;

Foreign side: COVICTORY INVESTMENT LIMITED (CIL) representing CIL and
GARIMPERIOS N.L of Australia, having headquarter at 10th Floor, Griffin Centre,
28 the Esplanade, Perth, Western Australia;

to establish a Joint Venture Company for gold Mining at Bong Mieu.

Article 2.

The name of the Joint Venture Company shall be BONG MIEU GOLD MINING COMPANY abbreviated to BOGOMIN Co. Ltd.

The Joint Venture Company shall enjoy the juridical person status, possess its own seal and shall open its accounts with banks in accordance with Vietnamese
Laws.

The headquarters of the Joint Venture Company shall be at Bong Mieu of Tam Ky
District, Quang Nam - Da Nang Province, Vietnam.

Article 3.

a) The invested capital of the Joint Venture Company shall be thirteen million two hundred thousand United States dollars (USD 13.2 million), including

- Fixed assets: USD 12.2 million

- Working capital: USD 1.0 million

b) The legal capital of the Joint Venture Company shall be one millions United
State dollars (USD l million), to which

-The Vietnamese side shall contribute the equivalent of USD 200,000 in
Vietnamese dong and "kind", being 20% of the value of the legal capital,

- The foreign side shall contribute the equivalent of USD 800,000 in foreign currencies, materials, equipment and expenditures for setting up the Company.

Article 4.

The Term of the Joint Venture Company shall be for twenty five (25) years, beginning from the date of issuance of the Investment Licence. At the expiry date, if necessary, both Sides shall apply for the extension with the State
Committe for Co-operation and Investment for approval.

Before starting exploitation the Board of Management of the Joint Venture
Company shall approve Security Regulations for the production process from mining, storing, transportation, processing, melting to refining, etc and submit it to the State Commitee for Co-operation and Investment for approval.

Article 5.

a) The product of the Joint Venture Company is licensed to export and sold in the Vietnamese market in accordance with the Regulation of foreign currency
Management of the Socialist Republic of Vietnam.

b) The Joint Venture Company shall be entitled to an exemption of import duties for all materials, equipment and spare parts imported by the invested capital of the Company and for the amount of materials, equipment corresponding to its exported products.

The imported materials and equipments, if sold in Vietnam, shall be subject to payment of sales tax and import duties in accordance with the present
Regulations.

Article 6.

The Joint Venture Company shall be liable to pay

- Royalty: Three per cent (3%) of the sales price at the time when the gold is melted in Vietnam.

- Rents for land : USD 200 per hectare per year;

- Corporate profit tax: Eighteen per cent (18%) of actual profits for the first five (5) profit making years. The level of Corporate profit tax of the succeeding years shall be decided by the State Committee for Co-operation and
Investment on the basis of the actual profits of the first five profit-making years and reasonable benifits for the Joint Venture partners and the State of
Vietnam and it shall not exceed 25% of the profits even in favorable conditions.

- The Joint Venture Company shall be entitled to enjoy an exemption of corporate profit tax for the first two profit-making years.

Article 7.

After implementation of financial duties to the State of Vietnam and setting-up company funds the profits of the Joint Venture shall be shared as follows:

Vietnamese side: 20%;
Foreign side: 80%.

Article 8.

At the remitance of profits aboard the foreign side shall be liable to pay 5%
of the remited profits.

Article 9.

After receiving the Investment Licence BOGOMIN Co.Ltd shall submit a list of imported equipment and materials to the Ministry of Commerce for approval and issuance of an Import Licence in accordance with the Circular No. 164/HTDT-VP of the State Committee for Co-operation and Investment.

Article 10.

During its operation the Joint Venture Company shall observe Vietnamese Laws, the terms of the Investment Licence, the provisions of the Joint Venture
Agreement and the Charter of the Joint Venture Company, including the amended and added provisions in the writings signed on the 4th of October 1990 by the two sides of the Joint Venture, and the Security Regulations stated in Article 4 hereof. Those provisions of the above mentioned documents which are inconsistent with the spirit of the Investment Licence shall be understood in accordance with the terms hereof.

Article 11.

This Investment Licence represents the Certificate of Registration of the
Charter of Bong Mieu Gold Mining Joint Venture Company and shall be valid from the date of signing.

Article 12.

This Investment Licence is made in four (4) originals, two for the Joint Venture partners, one for BOGOMIN and one for registration in the State Committee for
Co-operation and Investment.

             FOR THE STATE COMMITEE FOR CO-OPERATION AND INVESTMENT
                                VICE - CHAIRMAN

                                   NGUYEN MAI
                                    (Signed)

MINISTRY OF PLANNING AND                        SOCIALIST REPUBLIC OF VIETNAM
       INVESTMENT                             Independence - Freedom - Happiness
                                                    *********************
     No: 140/GPDC2                                   Ha Noi, 9 June 2005

                       MINISTER OF PLANNING AND INVESTMENT

     -   Pursuant to Foreign Investment Law in Vietnam in 1996; The Amendment
         and supplementation of some articles of Foreign Investment Law in
         Vietnam in 2000, Decree 24/2000/ND-CP dated 31 July 2000 of the
         Government stipulating in detail the implementation of Foreign
         Investment Law in Vietnam and Decree 27/2003/ND-CP dated 19 March 2003 of the Government on amendment, supplementation of some articles of
         Decree 24/2000/ND-CP dated 31 July 2000.

     -   Pursuant to Business Income Tax (BIT) No 09/2003/QH11 dated 17 June
         2003; Decree No 164/2003/ND-CP dated 22 December 2003 of the Government stipulating in detail the implementation of BIT Law and Decree No
         152/2004/ND-CP dated 06 August 2004 of the Government on amendment, supplementation some articles of Decree 164/2003/ND-CP on 22 December
         2003;

     -   Pursuant to Decree No 61/2003/ND-CP dated 06 June 2003 of the
         Government stipulating the functions, the obligations, the rights and the structural organization of Ministry of Planning and Investment.

     -   Pursuant to Investment Licence No 140/GP dated 05 March 1991 of State
         Committee for Cooperation and Investment - herewith Ministry of
         Planning and Investment allowing the establishment of Bong Mieu Gold
         Mining Company and Adjusted Licence I40/GPDC dated 29 November 1993;

     -   Upon to Applications on Investment Licence adjustment of Bong Mieu Gold
         Mining Company lodged on 23 May 2005,

                                     DECIDED

Article l: Approves the increase of invested capital and legal capital of Bong
Mieu Gold Mining Company and cancel the stipulation on profit remittance tax.

Article 2: Repeal article 8. Article 3 of the Investment Licence No 140/GP dated
05 March 1991 is adjusted as below:

Article 3:

     a)  Total invested capital of the Joint Venture Company shall be
         US$25,000,000 (twenty five million) US dollars.

     b)  Legal capital of the Joint Venture company shall be US$3,000,000 (three million) to which:

     -   Vietnamese party shall contribute US$600,000 (six hundred thousand)
         being 20% (twenty percent) of the value of the legal capital in
         Vietnamese dong and in kind.

     -   The foreign party shall contribute the equivalent of US$2,400,000 (two million four hundred thousand) being 80% of the value of the legal capital in foreign currency, material, equipment and expenditure for setting up the company.

Article 3: The other articles of the Investment Licence No 140/GP dated 05 March
1991 and the amendment of Licence 140/GPDC1 dated 29 November 1993 are still legally valid.

Article 4: This Amendment Licence is not seperated from Investment Licence
140/GP dated 05 March 1991. It represents the Certification of the Amendments of the Articles related to this Amendment Licence of Bong Mieu Gold Mining Company
Charter and is valid from the date of signing.

Article 5: This Decision is made in six copies; three for Joint Venture partners, one for Bong Mieu Gold Mining Company; one for Quang Nam People's
Committee and one for registration in Ministry of Planning and Investment.

                                           FOR MINISTER
                                           Vice Minister

                                           Nguyen Bich Dat

State Committee for Co-operation                  Socialist Republic of Viet Nam
for Investment                                  Independence, Freedom, Happiness

     Number:140/DCGPI                                  Hanoi, November 29th 1993

                                    Chairman
                                       of
               The-State Committee For Co-operation And Investment

o    Pursuant to the Law on Foreign Investment in Vietnam passed by the National
     Assembly of the Socialist Republic of Vietnam passed on the 29th of
     December 1987 and the Laws on Amendment and Addition of a number of
     Articles of the Law on Foreign Investment in Vietnam passed by the National
     Assembly of the Socialist Republic of Vietnam on the 30th of June 1990 and
     on the 23rd of December, 1992;

o    Pursuant to the Decree No. 39/GP dated the 9th of June 1993 of the
     Government regulating the functions, obligations, the rights, and the structural organization of the State Committee for Co-operation and
     Investment;

o    Pursuant the Investment Licence No. 140/GP issued by the State Committee for Co-operation and Investment on the 5th of March 1991;

o    Pursuant to the Amendments of the Agreement signed both sides on the 1st of
     June 1993;

o    Pursuant to the assignment Agreement dated the 1st of June 1993 co-signed by the Covictory Investments Limited and Bong Mieu Holdings Limited;

o    Reviewing the recommendation of the Bong Mieu Gold Mining Joint Venture
     Company of the document dated the 1st of June 1993,

                                     DECIDES

Article 1:

Approves the assignment Agreement of all share capital, obligations and rights of Covictory Investments Limited in the Bong Mieu Gold Mining Company, regulated in the Investment Licence No. 140/GP dated the 5th of March 1991, to Bong Mieu
Holdings Limited as signed by both side on the 1st of June 1993.

Article 2:

Article 1 and 3 of the Investment Licence No. 140/GP of the 5th March 1991 shall be amended and added as follows:

Article I:

     To permit the two sides, namely:

o    Vietnamese side: The MINERAL DEVELOPMENT COMPANY Ltd. (MIDECO) belonging to the Ministry of Heavy Industry, and the BONG MIEU GOLD MINING ENTERPRISE
     belonging to the People Committee of Quang Nam - Da Nang province, which is represented by the MINERAL DEVELOPMENT COMPANY Ltd (MIDECO) having the head office at No. 6 Pham Ngu Lao Street, Hanoi.

o    Foreign side: Bong Mieu Holding Limited having the office at 2507 Soi
     Ladprao 101, Ladprao Road, Kwaeng Wangthonglang, Bangkok, Thailand;

to establish a joint Venture Company for gold mining at Bong Mieu. Article 3:

a) The total invested capital of the joint Venture Company shall be
US$15,000,000 (Fifteen million) including:

o    Fixed assets: USD$14,000,000 (Fourteen million).

o    Working capital: US$1,000,000 (One million)

b) The legal capital of the joint Venture shall be 1,000,000 (One million), to which:

o    The Vietnamese side shall contribute US$200,000 being 20% of the value of the legal capital in Vietnamese dong, and in kind.

o    The foreign side shall contribute the equivalent of US$800,000 being 80% of the value of the legal capital in foreign currency, material, equipment and expenditure for setting up the Company.

Article 3:

The other Articles of the Investment Licence No.140/GP dated the 5th of March
1991 are still legally valid.

Article 4:

This Decision represents the Certification of the Amendments of the Articles of
the investment license of the Bong Mieu Gold Mining Company and it is not separated from the Investment Licence No. 140/GP dated the 5th March 1991 and shall be effective from the date of signing.

Article 5:

This Decision is made in four original copies; two for the Joint Venture partners, one for the Joint Venture Company and one for registration in the
State Committee for Cooperation and investment.

             For The State Committee For Co-operation And Investment
                                  Vice Chairman

                                   Nguyen Mai
                               (Signed and Sealed)